SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 22, 1999


                        THE CARBIDE/GRAPHITE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                   0-20490                     25-1575609
(State of Incorporation)   (Commission File Number)           (IRS Employer
                                                            Identification Code)


                         One Gateway Center, 19th Floor
                              Pittsburgh, PA 15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700

Item 5.  Other Events

     On October 22, 1999, the Registrant issued a press release announcing the resignation of James G. Baldwin as a director, effective that date. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference. A copy of Mr. Baldwin's letter of resignation dated October 22, 1999 is also attached as an exhibit to this report.


Item 7.  Exhibits

Exhibit No.                         Description
-----------                         -----------

17                                  Letter of Resignation of James G. Baldwin
                                    Dated October 22,1999

99.1                                Press Release Dated October 22, 1999

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE CARBIDE/GRAPHITE GROUP, INC.

                                     /s/  Walter B. Fowler
                                     Walter B. Fowler - Chief Executive Officer

Dated:  October 22, 1999

                                                                    Exhibit 17





                                                 October 22, 1999

Board of Directors
The Carbide/Graphite Group, Inc.


Gentlemen:
     I hereby submit my resignation as a member of the Board of Directors of The Carbide/Graphite Group, Inc. and its subsidiaries and any committees of the Board of which I am a member, effective October 22, 1999.

                                                 Sincerely,


                                                 /s/ James G. Baldwin

                                                 James G. Baldwin

                                                                  Exhibit 99.1

                        THE CARBIDE/GRAPHITE GROUP, INC.
                           NOTES DIRECTOR RESIGNATION

     Pittsburgh, PA - October 22, 1999 - The Carbide/Graphite Group, Inc. (NASDAQ NNM: CGGI) today said that James G. Baldwin, 74, has resigned from the Company's Board of Directors. Mr. Baldwin, who had been a director of the Company since its inception in 1988, also served as its Chairman and Chief Executive Officer until his retirement in 1994. Walter B. Fowler, Chairman and Chief Executive Officer of C/G, commented, "Jim provided valuable leadership throughout his career at C/G and was responsible for much of our early success achieved after the Company's buy-out from The BOC Group in 1988. We are grateful for his contributions and wish him well in the future."

     The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.